OFFER TO PURCHASE FOR CASH
            UP TO 943,704 OF THE OUTSTANDING SHARES OF COMMON STOCK (INCLUDING THE ASSOCIATED COMMON STOCK PURCHASE RIGHTS)

                                       OF

                 NEUBERGER BERMAN REAL ESTATE INCOME FUND INC.

                                       AT

                              $20.00 NET PER SHARE

                             ---------------------

                                                                 October 1, 2004

To Our Clients:

    Enclosed for your consideration are the Offer to Purchase dated October 1, 2004 and the related Letter of Transmittal (which together constitute the "Fund Offer") in connection with the offer by Neuberger Berman Real Estate Income
Fund Inc. (the "Fund"), a Maryland corporation, to purchase for cash up to 943,704 of its outstanding shares of common stock, par value $0.0001 per share (the "Common Shares"). All Common Shares tendered or purchased will include the tender and purchase of the associated Common Share purchase rights issued pursuant to the Rights Agreement between the Fund and The Bank of New York, as rights agent, dated September 23, 2004, and unless the context otherwise requires, all references in this letter to Common Shares include the associated Common Share purchase rights. We are the holder of record of Common Shares held for your account. A tender of such Common Shares can be made only by us as the holder of record and pursuant to your instructions. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Common Shares held by us for your account.

    We request instructions as to whether you wish us to tender any or all of the Common Shares held by us for your account, upon the terms and subject to the conditions set forth in the Offer to Purchase and the Letter of Transmittal.

    Your attention is invited to the following:

    1.  The tender price is $20.00 per Common Share net to you in cash.

    2. The Fund Offer, proration period and withdrawal rights expire at 12:00 Midnight, New York City time, on Friday, October 29, 2004, unless the Fund Offer is extended.

    3. The Fund Offer is not conditioned upon the Fund obtaining financing or upon any minimum number of Common Shares being tendered.

    4. Any stock transfer taxes applicable to the sale of Common Shares to the Fund pursuant to the Fund Offer will be paid by the Fund, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

    If you wish to have us tender any or all of your Common Shares, please so instruct us by completing, executing, detaching and returning to us the instruction form on the detachable part hereof. An envelope to return your instructions to us is enclosed. If you authorize tender of your Common Shares, all such Common Shares will be tendered unless otherwise specified on the detachable part hereof. Your instructions should be forwarded to us in ample time to permit us to submit a tender on your behalf by the expiration of the Fund Offer.

    The Fund Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Common Shares in any jurisdiction in which the making of the Fund Offer or acceptance thereof would not be in compliance with the laws of such jurisdiction.

    Payment for Common Shares purchased pursuant to the Fund Offer will in all cases be made only after timely receipt by The Bank of New York (the "Depositary") of (a) timely confirmation of the book-entry transfer of such Common Shares into the account maintained by the Depositary at The Depository Trust Company (the "Book-Entry Transfer Facility"), pursuant to the procedures set forth in Section 4 of the Offer to Purchase, (b) the Letter of Transmittal, properly completed and duly executed, with any required signature guarantees or an Agent's Message (as defined in the Offer to Purchase), in connection with a book-entry delivery, and (c) any other documents required by the Letter of Transmittal. Accordingly, payment may not be made to all tendering stockholders at the same time depending upon when confirmations of book-entry transfer of such Common Shares into the Depositary's account at the Book-Entry Transfer Facility are actually received by the Depositary.

                          INSTRUCTIONS WITH RESPECT TO
                           OFFER TO PURCHASE FOR CASH
            UP TO 943,704 OF THE OUTSTANDING SHARES OF COMMON STOCK
            (INCLUDING THE ASSOCIATED COMMON STOCK PURCHASE RIGHTS)

                                       OF

                 NEUBERGER BERMAN REAL ESTATE INCOME FUND INC.

    The undersigned acknowledge(s) receipt of the enclosed letter and the Offer to Purchase dated October 1, 2004, and the related Letter of Transmittal, in connection with the offer by the Fund to purchase up to 943,704 of its outstanding shares of common stock, $0.0001 par value per share (the "Common Shares").

    This will instruct you to tender the number of the Common Shares as indicated below (or if no number is indicated below, all of your Common Shares) held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Fund Offer.

Number of Common Shares to be Tendered:                                SIGN HERE
Common Shares*                                     -------------------------------------------------

Dated , 2004                                       -------------------------------------------------
                                                                     Signature(s)

                                                   -------------------------------------------------
                                                             Please type or print name(s)

                                                   -------------------------------------------------
                                                             Please type or print address

                                                   -------------------------------------------------
                                                            Area Code and Telephone Number

                                                   -------------------------------------------------
                                                   Taxpayer Identification or Social Security Number

                    PLEASE RETURN THIS FORM TO THE BROKERAGE
                         FIRM MAINTAINING YOUR ACCOUNT

--------------------------

* Unless otherwise indicated, it will be assumed that all Common Shares held by us for your account are to be tendered.